Exhibit 99.1
                                                                    ------------

                             JOINT FILING AGREEMENT
                          PURSUANT TO RULE 13d-1(k)(1)
                          ----------------------------


     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.



Dated: November 7, 2006




                                        QUADRANGLE DEBT RECOVERY ADVISORS LLC

                                        By: /s/ Michael Weinstock
                                            ------------------------------------
                                            Name:   Michael Weinstock
                                            Title:  Managing Member




                                        MICHAEL WEINSTOCK

                                        /s/ Michael Weinstock
                                        ----------------------------------------
                                        Michael Weinstock

                                        CHRISTOPHER SANTANA

                                        /s/ Christopher Santana
                                        ----------------------------------------
                                        Christopher Santana




                                        ANDREW HERENSTEIN

                                        /s/ Andrew Herenstein
                                        ----------------------------------------
                                        Andrew Herenstein




                                        JOSIAH ROSENBERG

                                        By: /s/ Robert Burns
                                            ------------------------------------
                                            Name:   Robert Burns
                                            Title:  Attorney-in-Fact



                     [JOINT FILING AGREEMENT OF SCHEDULE 13G
                         WITH RESPECT TO OWENS CORNING]